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                                                                     Exhibit 8.1


                    [Letterhead of Morrison & Foerster LLP]

July 26, 2007



China GrenTech Corporation Limited
16th Floor, Zhongyin Tower
Caitian North Road, Futian District
Shenzhen  518026,
People's Republic of China

Ladies and Gentlemen:

     We have acted as United States counsel to China GrenTech Corporation Limited (the "Company") in connection with the offer of American Depositary Shares as described in the Registration Statement on Form F-3 (the "Registration Statement") filed by the Company on the date hereof.

     In formulating our opinion, we have examined the Registration Statement and such other documents as we have deemed appropriate and we have made such inquiries of officers and representatives of the Company as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

     Based on the foregoing and subject to the qualifications, assumptions and limitations stated herein and in the Registration Statement, we are of the opinion that, although the statements in the Registration Statement under the caption "Taxation -- United States Federal Income Taxation," do not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition of the American Depositary Shares, insofar as such statements constitute statements of United States federal income tax laws or conclusions with respect thereto, they are accurate in all material respects.

     The opinion expressed herein is limited to the federal income tax laws of the United States as in effect on the date hereof (any of which is subject to change, possibly with retroactive effect), and we express no opinion on the effect on the matters covered by this opinion of the laws of any other jurisdiction.

     This opinion is being furnished in connection with the Registration Statement. Any variation or difference in any fact from those set forth in the Registration Statement may affect the conclusion stated herein.

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China GrenTech Corporation Limited
July 26, 2007
Page Two

     We hereby consent to the reference to us under the heading "Legal Matters" and the use of our name and the filing of this letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                             Very truly yours,


                                             /s/ Morrison & Foerster LLP